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                                                                   EXHIBIT 10.27

                         BONUS COMPENSATION ARRANGEMENT

         THIS BONUS COMPENSATION ARRANGEMENT (the "Arrangement") between YOUcentric, Inc. (the "Corporation") and Donald A. DeLoach (the "Executive") effective April 1, 2000.

1.       GENERAL

         Prior to the beginning of each fiscal quarter, or as soon as administratively practical thereafter, the Compensation Committee of the Board of Directors of the Corporation (the "Committee") shall establish quarterly Corporation financial goals ("Corporate Goals") the achievement of which shall determine the Executive's bonus entitlement hereunder. Prior to the beginning of each fiscal quarter, or as soon as administratively practical thereafter, the Committee shall provide the Executive with a schedule which sets forth the criteria for receiving a bonus hereunder, as well as the amount of the bonus which the Executive shall be eligible to receive, for such fiscal quarter (the "Schedule"). The Schedule shall be substantially in the form and manner of Exhibit A attached hereto. The Committee and the Executive shall be entitled to modify any Corporate Goal during a fiscal quarter; all such modifications shall be documented by amending the Schedule for such fiscal quarter, which amended Schedule shall be signed by the Executive and on behalf of the Committee.

         The Committee shall make the determination of whether the Corporation has achieved any or all of the Corporate Goals for a fiscal quarter in its sole discretion based on the Corporation's financial statements for such fiscal quarter. The Committee shall otherwise administer the Arrangement in its sole discretion.

2.       PAYMENT OF BONUS

         (a) Any bonus payable to the Executive for a fiscal quarter pursuant to the Arrangement shall be paid to the Executive in a lump sum in cash as soon as administratively practical following the close of such fiscal quarter.

         (b) Except as otherwise determined by the Committee in its sole discretion, notwithstanding any other provision of the Arrangement, the Executive shall become entitled to a bonus under this Arrangement for a fiscal quarter only if he is an employee of the Corporation on the last day of such fiscal quarter.

3.       SUCCESSOR TO THE COMPANY

         This Arrangement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, and the Corporation shall require any such successor to expressly assume and agree to perform this Arrangement. As used in this Arrangement, "Corporation" shall mean the Corporation as defined herein and any successor to its business and/or assets.

4.       NO RIGHTS TO CONTINUED EMPLOYMENT

         This Arrangement shall not be construed to give the Executive a right of continued employment with, or the right to be retained in the employ of, the Corporation.

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5.       TAXES

         To the extent required by law, the Corporation shall withhold any federal, state or local taxes from payments made under this Arrangement, including social security (FICA) taxes.

6.       AMENDMENT AND TERMINATION

         The Corporation and the Executive shall be entitled to amend or terminate this Arrangement at any time by writing signed by the parties.

7.       OTHER BONUSES

         The establishment and maintenance of the Arrangement shall in no way affect the Corporation's ability to award additional bonuses or stock options to the Executive.

8.       ACKNOWLEDGEMENT

         The offer letter between the Corporation and the Executive dated May 20, 1999 (the "Offer Letter") provides for a bonus arrangement between the Corporation and the Executive. By his signature hereunder, the Executive agrees and acknowledges that this Arrangement sets forth in its entirety the bonus arrangement between the Corporation and the Executive contemplated by the Offer Letter and that this Arrangement supersedes and replaces in their entirety all provisions of the Offer Letter with respect to the Corporation's commitment to provide the Executive with bonus compensation.

9.       MISCELLANEOUS

         (a) If any provision of this Arrangement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Arrangement, all of which shall remain in full force and effect.

         (b) This Arrangement shall be construed and enforced in accordance with the laws of the State of North Carolina.

         IN WITNESS WHEREOF, the Corporation has executed this Arrangement under seal through its duly authorized officers and the Executive has executed this Arrangement under seal as of April 1, 2000.

                                         YOUCENTRIC, INC.

                                         By:    /s/ Thomas M. Fedell
                                                --------------------------------
                                         Name:  Thomas M. Fedell
                                         Title: Chairman

                                         DONALD A. DELOACH

                                         /s/ Donald A. DeLoach
                                         ---------------------------------------

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                                    EXHIBIT A
                         BONUS COMPENSATION ARRANGEMENT
                           SCHEDULE OF CORPORATE GOALS
                               AND AMOUNT OF BONUS


Fiscal Quarter:
               -------------------------------------

1.       DESCRIPTION OF CORPORATE GOALS

         a.       Revenue

                  The total amount of revenues reported by the Company during the fiscal quarter.

         b.       Bookings

                  The total value of license and first year maintenance contracts booked during the fiscal quarter.

         c.       Headcount

                  The total number of Company employees as of the end of the fiscal quarter targeted in the headcount plan, subject to revision by the executive team on an as appropriate basis.

         d.       Expenses

                  The total amount of cash operating expenses reported by the Company during the fiscal quarter.

2.       POTENTIAL BONUS

         a.       Amount of Maximum Total Potential Bonus:    $ 75,000

         b. Percentage of Maximum Total Potential Bonus Tied to Achievement of Specific Corporate Goal(s):

                  i.       Revenue Goal:             $ 22,500

                  ii.      Bookings Goal:            $ 22,500

                  iii.     Headcount Goal:           $ 15,000

                  iv.      Expenses Goal:            $ 15,000

3.       BONUS CALCULATION

         The quarterly bonus payable hereunder is calculated as follows:

         a. Revenue Goal Bonus: $22,500 x (actual revenue reported / Committee established Revenue Goal) up to 100%

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         b.       Bookings Goal Bonus: $22,500 x (actual license and first year maintenance contracts booked / Committee established Bookings
                  Goal) up to 100%, but $0 if ratio is below 70%

         c. Headcount Goal Bonus: $15,000 x (actual number of Company employees / Committee established Headcount Goal) up to 100%

         d. Expenses Goal Bonus: $15,000 x (Committee established Expenses Goal / actual cash operating expenses reported ) up to 100%

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